UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

Atrium Companies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-20095 (Commission File Number)	75-2642488 (I.R.S. Employer Identification Number)

3890 W. Northwest Highway
Suite 500
Dallas, Texas 75220
(Address of executive offices, including zip code)

(214) 630-5757
(Registrant’s telephone number, including area code)

N/A
(former address if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Asset Purchase Agreement
Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

On June 1, 2004, Atrium Companies, Inc. (“Atrium” or “the Company”) completed the acquisition of substantially all of the assets of Robico Shutters, Inc. and Expert Installation Service, Inc., Florida corporations (collectively referred to as “Robico”), for a purchase price of 12.0 million, including $11.7 million in cash and $.3 million in the form of warrants to purchase Atrium Corporation common stock. The transaction was effected through an existing wholly-owned subsidiary, now known as Atrium Shutters, Inc., and the cash portion of the transaction was funded through a combination of cash on hand and borrowings under both Atrium’s revolving credit facility and its accounts receivable securitization facility.

Robico, based in Ft. Lauderdale, Florida, manufactures and installs custom-fit, hurricane and storm protection systems for new home construction in Florida. These systems enable its customers to meet the strict building code requirements for hurricane and storm protection in areas designated as “wind-borne debris regions” or “high wind zones,” Robico’s primary markets. The acquisition of Robico serves as a product line extension and enables the Company to enhance its presence in Florida. A copy of the press release announcing the acquisition of Robico and related asset purchase agreement are attached as exhibits to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

It is currently impractical to provide the financial statements required by Rule 3.05(b) of Regulation S-X. These financial statements will be filled as soon as they are available, but not later than August 16, 2004.

(b)	Pro Forma Financial Information

It is currently impractical to provide the pro forma financial information required by Article 11 of Regulation S-X. This pro forma financial information will be filled as soon as it is available, but not later than August 16, 2004.

(c)	Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K:

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99.1	Asset Purchase Agreement, dated May 18, 2004, among Robico Shutters, Inc., Expert Installation Service, Inc., Oscar Diveroli, Bonnie Diveroli, Wing Industries, Inc. (know known as Atrium Shutters, Inc.) and Atrium Companies, Inc.

99.2	Press release issued by Atrium Companies, Inc. on June 1, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.
By:	/s/ Eric W. Long
Eric W. Long
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 16, 2004

EXHIBIT INDEX

Exhibit
Number
99.1	Asset Purchase Agreement, dated May 18, 2004, among Robico Shutters, Inc., Expert Installation Service, Inc., Oscar Diveroli, Bonnie Diveroli, Wing Industries, Inc. (know known as Atrium Shutters, Inc.) and Atrium Companies, Inc.

99.2	Press release issued by Atrium Companies, Inc. on June 1, 2004.